Exhibit 99.1
The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Drives EBITDA and EPS Growth in Third Quarter;
Gross Margin Improvement and Increase in U.S. Consumer Net Sales Fuel Gains

•Company reaffirms full-year non-GAAP fiscal 2025 guidance
•U.S. Consumer net sales increased 1 percent and POS units increased 6 percent in fiscal third quarter
•GAAP gross margin rate of 31.8 percent and non-GAAP adjusted gross margin rate of 32.1 percent in third quarter improved by 230 and 290 basis points over prior year, respectively
•GAAP earnings of $2.54 per share and non-GAAP adjusted earnings of $2.59 per share in third quarter improved by $0.26 and $0.28 per share over prior year, respectively
•Non-GAAP Adjusted EBITDA in third quarter improved $19.3 million over prior year
•Leverage for the quarter of 4.15x reflected an improvement of over 1.3x as compared to the same period last year

MARYSVILLE, Ohio, July 30, 2025 – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products as well as a leader in indoor and hydroponic growing products, today announced its results for the third quarter ended June 28, 2025.

“We delivered significant improvements in the financial metrics that are central to our fiscal ’25 plans, further putting us on the path to achieving our full-year guidance,” said Jim Hagedorn, chairman and chief executive officer. “Early in our fourth quarter, consumer POS remains steady, giving us momentum as we extend the lawn and garden season into the fall.

“Our work to transform our company is progressing as well. We are shifting from inward initiatives aimed at cost savings and efficiencies to outward efforts that will enable us to attract new and younger consumers into our category in more powerful ways.”

Mark Scheiwer, chief financial officer and chief accounting officer, added, “Our fiscal third quarter was grounded in continued strong engagement by both our retail partners and consumers. We expect this level of engagement to continue through the fall, bolstering our confidence in our fiscal 2025 commitments centered on improving our overall profitability and strengthening our balance sheet. As we look to the future, we are building on our foundation for growth in fiscal 2026 and beyond.”

Fiscal 2025 Third Quarter Financial Results

For the quarter ended June 28, 2025, U.S. Consumer sales increased 1 percent, to $1.03 billion from $1.02 billion in the same period last year. Total company sales decreased 1 percent to $1.19 billion in the fiscal third quarter from $1.20 billion in the same period last year.

GAAP and non-GAAP adjusted gross margin rates for the quarter were 31.8 percent and 32.1 percent, respectively. These compared to 29.5 percent and 29.2 percent, in the prior year. The improvements were attributable to improved mix driven by the non-recurrence of lower-margin fiscal 2024 sales of bulk raw materials and AeroGarden products and increased sales of higher-margin branded fertilizer and soils products, as well as lower material, manufacturing and distribution costs.

The Company reported GAAP net income for the quarter of $149.1 million, or $2.54 per diluted share, compared with $132.1 million, or $2.28 per diluted share, in the same quarter a year ago. Non-GAAP adjusted net income for the quarter, which excludes impairment, restructuring and other non-recurring items, was $151.5 million, or $2.59 per diluted share, compared with $133.8 million, or $2.31 per diluted share, for the same period last year.

Non-GAAP adjusted EBITDA for the quarter was $256.1 million compared to $236.8 million a year ago. The improvement was driven by the Company’s gross margin improvement and higher U.S. Consumer net sales.

Fiscal 2025 Outlook

The Company reaffirms the full-year non-GAAP fiscal 2025 guidance provided in early June. Highlights include:

•U.S. Consumer net sales low single-digit growth (excluding non-repeat sales for AeroGarden and bulk raw material sales)
•Non-GAAP adjusted gross margin of approximately 30 percent
•Non-GAAP adjusted EBITDA of $570 million to $590 million
•Non-GAAP adjusted earnings per share of at least $3.50
•Free cash flow of approximately $250 million

Conference Call and Webcast Scheduled for 9 a.m. ET Today, July 30, 2025

The Company will discuss results during a video presentation via webcast today at 9 a.m. ET. To watch the Company presentation and listen to the question-and-answer session, please register in advance at this webcast link. For those planning to participate in the question-and-answer session that follows the video presentation, please register for the webcast to view the presentation in addition to registering in advance via this audio link to receive call-in details and a unique PIN. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the conference call will also be available on the Company’s investor website where an archive of the press release and any accompanying information will remain available for at least a 12-month period.

About ScottsMiracle-Gro
With approximately $3.6 billion in sales, the Company is the world’s largest marketer of branded consumer products for lawn and garden care. The Company’s brands are among the most recognized in the industry. The Company’s Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories. The Company’s wholly-owned subsidiary, The Hawthorne Gardening Company LLC, is a leading provider of nutrients, lighting and other materials used in the indoor and hydroponic growing segment. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•An economic downturn and economic uncertainty may adversely affect demand for the Company’s products;
•The Company’s operations, financial condition or reputation may be impaired if its information or operational technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack;
•The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;
•In the event of a disaster, the Company’s disaster recovery and business continuity plans may fail, which could adversely interrupt its operations;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•The Company may not successfully develop new product lines and products or improve existing product lines and products;
•The Company’s indebtedness could limit its flexibility and adversely affect its financial condition;
•If the Company underestimates or overestimates demand for its products and does not maintain appropriate inventory levels, its net sales and/or working capital could be negatively impacted;
•Disruptions in availability or increases in the prices of raw materials, fuel or transportation costs could adversely affect the Company’s results of operations;
•The Company’s business is subject to risks associated with sourcing and manufacturing outside of the U.S. and risks from tariffs and/or international trade wars;
•A significant interruption in the operation of the Company’s or its suppliers’ facilities could impact the Company’s capacity to produce products and service its customers, which could adversely affect the Company’s revenues and earnings;
•Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit its ability to market all of its products;
•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers, or a material reduction in the inventory of the Company’s products that they carry, could adversely affect the Company’s financial results;
•If the perception of the Company’s brands or organizational reputation are damaged, its consumers, distributors and retailers may react negatively, which could materially and adversely affect the Company’s business, financial condition and results of operations; and
•Hagedorn Partnership, L.P. beneficially owns approximately 23% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

For investor inquiries:
Brad Chelton
Vice President
Treasury, Tax and Investor Relations
brad.chelton@scotts.com
(937) 309-2503

For media inquiries:
Tom Matthews
Chief Communications Officer
tom.matthews@scotts.com
(937) 844-3864

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

		Three Months Ended			Nine Months Ended
	Footnotes	June 28, 2025	June 29, 2024	% Change	June 28, 2025	June 29, 2024	% Change
Net sales		$1,188.0	$1,202.2	(1)%	$3,025.8	$3,138.0	(4)%
Cost of sales		806.3	850.6		1,989.0	2,191.4
Cost of sales—impairment, restructuring and other		3.7	(2.5)		16.1	66.6
Gross margin		378.0	354.1	7%	1,020.7	880.0	16%
% of sales		31.8%	29.5%		33.7%	28.0%
Operating expenses:
Selling, general and administrative		153.4	147.9	4%	466.5	441.4	6%
Impairment, restructuring and other		2.4	(0.8)		29.6	(5.9)
Other expense, net		7.2	6.9		15.9	19.6
Income from operations		215.0	200.1	7%	508.7	424.9	20%
% of sales		18.1%	16.6%		16.8%	13.5%
Equity in (income) loss of unconsolidated affiliates		(25.3)	(23.0)		(9.5)	6.5
Interest expense		31.8	38.8		102.0	125.6
Other non-operating expense, net		1.2	1.3		3.9	4.2
Income before income taxes		207.3	183.0	13%	412.3	288.6	43%
Income tax expense		58.2	50.9		115.2	79.5
Net income		$149.1	$132.1	13%	$297.1	$209.1	42%

Basic net income per common share	(1)	$2.58	$2.33	11%	$5.17	$3.69	40%
Diluted net income per common share	(2)	$2.54	$2.28	11%	$5.07	$3.64	39%

Common shares used in basic net income per share calculation		57.7	56.8	2%	57.5	56.7	1%
Common shares and potential common shares used in diluted net income per share calculation		58.6	58.0	1%	58.6	57.5	2%

Non-GAAP results:
Adjusted net income	(3)	$151.5	$133.8	13%	$332.7	$263.5	26%
Adjusted diluted net income per common share	(2) (3)	$2.59	$2.31	12%	$5.68	$4.58	24%
Adjusted EBITDA	(3)	$256.1	$236.8	8%	$662.7	$607.4	9%
Note: See accompanying footnotes.

THE SCOTTS MIRACLE-GRO COMPANY
Segment Results
(In millions)
(Unaudited)
The Company divides its operations into three reportable segments: U.S. Consumer, Hawthorne and Other. U.S. Consumer consists of the Company’s consumer lawn and garden business in the United States. Hawthorne consists of the Company’s indoor and hydroponic gardening business. Other primarily consists of the Company’s consumer lawn and garden business in Canada. This identification of reportable segments is consistent with how the segments report to and are managed by the chief operating decision maker of the Company. In addition, Corporate consists of general and administrative expenses and certain other income and expense items not allocated to the business segments.

The performance of each reportable segment is evaluated based on several factors, including income (loss) before income taxes, amortization, impairment, restructuring and other charges (“Segment Profit (Loss)”), which is a non-GAAP financial measure. Senior management uses Segment Profit (Loss) to evaluate segment performance because they believe this measure is indicative of performance trends and the overall earnings potential of each segment.

The following tables present financial information for the Company’s reportable segments for the periods indicated:

	Three Months Ended			Nine Months Ended
	June 28, 2025	June 29, 2024	% Change	June 28, 2025	June 29, 2024	% Change
Net Sales:
U.S. Consumer	$1,030.2	$1,017.5	1%	$2,682.6	$2,704.0	(1)%
Hawthorne	31.2	67.7	(54)%	115.9	214.2	(46)%
Other	126.6	117.0	8%	227.3	219.8	3%
Consolidated	$1,188.0	$1,202.2	(1)%	$3,025.8	$3,138.0	(4)%

Segment Profit (Loss) (Non-GAAP):
U.S. Consumer	$235.5	$210.3	12%	$638.1	$580.5	10%
Hawthorne	—	3.8	(100)%	0.7	(9.2)	108%
Other	16.8	11.7	44%	22.7	13.0	75%
Total Segment Profit (Non-GAAP)	252.3	225.8	12%	661.5	584.3	13%
Corporate	(28.0)	(25.1)		(97.6)	(86.8)
Intangible asset amortization	(3.2)	(3.9)		(9.4)	(11.8)
Impairment, restructuring and other	(6.1)	3.3		(45.8)	(60.8)
Equity in income (loss) of unconsolidated affiliates	25.3	23.0		9.5	(6.5)
Interest expense	(31.8)	(38.8)		(102.0)	(125.6)
Other non-operating expense, net	(1.2)	(1.3)		(3.9)	(4.2)
Income before income taxes (GAAP)	$207.3	$183.0	13%	$412.3	$288.6	43%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 28, 2025	June 29, 2024	September 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$51.1	$279.9	$71.6
Accounts receivable, net	573.8	504.6	176.8
Inventories	544.3	606.8	587.5
Prepaid and other current assets	114.1	147.1	144.5
Total current assets	1,283.3	1,538.4	980.4
Investment in unconsolidated affiliates	65.9	106.8	45.2
Property, plant and equipment, net	609.4	599.0	609.5
Goodwill	243.9	243.9	243.9
Intangible assets, net	409.6	424.9	418.8
Other assets	478.5	576.3	574.1
Total assets	$3,090.6	$3,489.3	$2,871.9
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$52.1	$52.9	$52.6
Accounts payable	261.7	316.7	254.7
Other current liabilities	484.8	484.8	443.0
Total current liabilities	798.6	854.4	750.3
Long-term debt	2,136.2	2,436.4	2,174.2
Other liabilities	326.7	344.7	338.0
Total liabilities	3,261.5	3,635.5	3,262.5
Equity (deficit)	(170.9)	(146.2)	(390.6)
Total liabilities and equity (deficit)	$3,090.6	$3,489.3	$2,871.9

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 28, 2025			Three Months Ended June 29, 2024
	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$378.0	$(3.7)	$381.7	$354.1	$2.5	$351.6
Gross margin as a % of sales	31.8%		32.1%	29.5%		29.2%
Income from operations	215.0	(6.1)	221.2	200.1	3.3	196.8
Income from operations as a % of sales	18.1%		18.6%	16.6%		16.4%
Income before income taxes	207.3	(6.1)	213.4	183.0	3.3	179.6
Income tax expense	58.2	(3.7)	61.9	50.9	5.1	45.8
Net income	149.1	(2.5)	151.5	132.1	(1.8)	133.8
Diluted net income per common share	2.54	(0.04)	2.59	2.28	(0.03)	2.31

Calculation of Adjusted EBITDA (3):	Three Months Ended June 28, 2025	Three Months Ended June 29, 2024
Net income (GAAP)	$149.1	$132.1
Income tax expense	58.2	50.9
Interest expense	31.8	38.8
Depreciation	15.5	16.4
Amortization	3.2	3.9
Impairment, restructuring and other charges (recoveries)	6.1	(3.3)
Equity in income of unconsolidated affiliates	(25.3)	(23.0)
Interest income	—	(0.1)
Share-based compensation	17.5	21.1
Adjusted EBITDA (Non-GAAP)	$256.1	$236.8

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)
(In millions, except per share data)
(Unaudited)

	Nine Months Ended June 28, 2025			Nine Months Ended June 29, 2024
	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$1,020.7	$(16.1)	$1,036.8	$880.0	$(66.6)	$946.6
Gross margin as a % of sales	33.7%		34.3%	28.0%		30.2%
Income from operations	508.7	(45.8)	554.5	424.9	(60.8)	485.6
Income from operations as a % of sales	16.8%		18.3%	13.5%		15.5%
Equity in income (loss) of unconsolidated affiliates	9.5	—	9.5	(6.5)	(10.4)	3.9
Income before income taxes	412.3	(45.8)	458.1	288.6	(71.2)	359.8
Income tax expense	115.2	(10.1)	125.4	79.5	(16.8)	96.3
Net income	297.1	(35.6)	332.7	209.1	(54.4)	263.5
Diluted net income per common share	5.07	(0.61)	5.68	3.64	(0.95)	4.58

Calculation of Adjusted EBITDA (3):	Nine Months Ended June 28, 2025	Nine Months Ended June 29, 2024
Net income (GAAP)	$297.1	$209.1
Income tax expense	115.2	79.5
Interest expense	102.0	125.6
Depreciation	47.1	48.8
Amortization	9.4	11.8
Impairment, restructuring and other charges	45.8	60.8
Equity in (income) loss of unconsolidated affiliates	(9.5)	6.5
Interest income	—	(0.4)
Share-based compensation	55.6	65.7
Adjusted EBITDA (Non-GAAP)	$662.7	$607.4

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)Basic net income (loss) per common share amounts are calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

(2)Diluted net income (loss) per common share amounts are calculated by dividing net income (loss) by the weighted average number of common shares, plus all potential dilutive securities (common stock options, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)Reconciliation of Non-GAAP Measures

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables above. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial measures reported in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

In addition to GAAP measures, management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, determine incentive compensation and monitor compliance with the financial covenants contained in the Company’s borrowing agreements because it believes that these non-GAAP financial measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of the Company’s underlying, ongoing business.

Management believes that these non-GAAP financial measures are useful to investors in their assessment of operating performance and the valuation of the Company. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, management has determined that it is appropriate to make this data available to all investors. Non-GAAP financial measures exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these non-GAAP financial measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Exclusions from Non-GAAP Financial Measures

Non-GAAP financial measures reflect adjustments based on the following items:

•Impairments, which are excluded because they do not occur in or reflect the ordinary course of the Company’s ongoing business operations and their exclusion results in a metric that provides supplemental information about the sustainability of operating performance.
•Restructuring and employee severance costs, which include charges for discrete projects or transactions that fundamentally change the Company’s operations and are excluded because they are not part of the ongoing operations of its underlying business, which includes normal levels of reinvestment in the business.
•Costs related to refinancing, which are excluded because they do not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of these types of charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.
•Discontinued operations and other unusual items, which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of the Company’s underlying business.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

Definitions of Non-GAAP Financial Measures

The reconciliations of non-GAAP disclosure items include the following financial measures that are not calculated in accordance with GAAP:

Adjusted gross margin: Gross margin excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from operations: Income (loss) from operations excluding impairment, restructuring and other charges / recoveries.
Adjusted equity in (income) loss of unconsolidated affiliates: Equity in (income) loss of unconsolidated affiliates excluding impairment charges.
Adjusted income (loss) before income taxes: Income (loss) before income taxes excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted income tax expense (benefit): Income tax expense (benefit) excluding the tax effect of impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted net income (loss): Net income (loss) excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted diluted net income (loss) per common share: Diluted net income (loss) per common share excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted EBITDA: Net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). A form of Adjusted EBITDA is used in agreements governing the Company’s outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the Adjusted EBITDA presented in the reconciliations above which may decrease or increase Adjusted EBITDA for purposes of the Company’s financial covenants.

For the three and nine months ended June 28, 2025, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During the three and nine months ended June 28, 2025, the Company incurred employee and executive severance charges of $2.6 million and $6.2 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and $1.4 million and $16.2 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and nine months ended June 28, 2025, the Company incurred a non-cash loss of $0.0 million and $7.0 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations related to the exchange of its convertible debt investment in RIV Capital Inc. for non-voting exchangeable shares of Fluent Corp. (formerly Cansortium Inc.).
•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. As part of this restructuring initiative, the Company reduced the size of the supply chain network, reduced staffing levels and implemented other cost-reduction initiatives. During the three and nine months ended June 28, 2025, the Company incurred costs of $1.1 million and $9.9 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

For the three and nine months ended June 29, 2024, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. During the three months ended June 29, 2024, the Company recorded net recoveries associated with this restructuring initiative that were not material. During the nine months ended June 29, 2024, the Company incurred costs of $66.6 million in the “Cost of sales—impairment, restructuring and other” line and $3.0 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative primarily related to inventory write-down charges, employee termination benefits, facility closure costs and impairment of right-of-use assets and property, plant and equipment.
•During the three and nine months ended June 29, 2024, the Company recorded a gain of $0.0 million and $12.1 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with a payment received in resolution of a dispute with the former ownership group of a business that was acquired in fiscal 2022.
•During the three and nine months ended June 29, 2024, the Company recorded a pre-tax impairment charge of $0.0 million and $10.4 million, respectively, associated with its investment in Bonnie Plants, LLC in the “Equity in (income) loss of unconsolidated affiliates” line in the Condensed Consolidated Statements of Operations.

Forward Looking Non-GAAP Measures
In this release, the Company presents certain forward-looking non-GAAP measures. The Company does not provide outlook on a GAAP basis because changes in the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on a GAAP outlook without unreasonable efforts. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results. As a result, the Company does not provide a reconciliation of forward-looking non-GAAP measures to GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.